EXHIBIT 99.1

ODIMO INCORPORATED REPORTS 2004 FOURTH QUARTER
AND YEAR END FINANCIAL RESULTS

SUNRISE, FL., March 30, 2005 /PRNewswire-FirstCall/ — Odimo Incorporated (Nasdaq: ODMO) today reported net sales of $21.5 million for the fourth quarter 2004, compared to net sales of $18.3 million for the fourth quarter 2003, an increase of 17.7%. Net loss before dividends to preferred stockholders was $1.9 million for the fourth quarter 2004, compared to a net loss before dividends to preferred stockholders of $2.4 million for the fourth quarter 2003.

“With the successful completion of our initial public offering in February 2005, the Company is better capitalized and positioned for our future growth,” said Alan Lipton, Chief Executive Officer. “Through our three branded websites: diamond.com, ashford.com and worldofwatches.com., we will continue to focus on our growth strategy of attracting new customers, creating long-term relationships with our existing customers, expanding our diamond and diamond jewelry sales, and pursuing operating efficiencies as we move forward on our online business strategy.”

Net sales for the year ended December 31, 2004 were $52.2 million, an increase of 25.3% from $41.7 million for the year ended December 31, 2003. Net loss before dividends to preferred stockholders was $12.5 million for the year ended December 31, 2004 and $7.1 million for the year ended December 31, 2003. Net loss includes a non-cash expense for stock based compensation of $4.7 million for the year ended December 31, 2004 and $2,000 for the year ended December 31, 2003.

Key Events since December 31, 2004

In February 2005, Odimo closed its initial public offering and received net proceeds of approximately $22.4 million from the sale of common stock and approximately $1.4 million from the exercise of warrants.

Other Financial Highlights

Cash and cash equivalents at December 31, 2004 were $1.7 million compared to $5.1 million at December 31, 2003, a decrease of $3.4 million.

Inventories at December 31, 2004 increased to $14.3 million compared to $6.0 million at December 31, 2003, reflecting an increase in diamond inventories of $4.9 million as a result of our entering into a supply agreement with The Steinmetz Diamond Group in 2004.

Gross profit for the fourth quarter 2004 was $6.4 million compared to $5.4 million for the fourth quarter 2003, an increase of 17%. Gross profit as a percentage of net sales remained consistent at 29.6% for the fourth quarter 2004 compared to 29.8% for the fourth quarter 2003. Gross profit as a percentage of net sales increased to 28.9% for the year ended December 31, 2004 compared to 28.2% for the year ended December 31, 2003.

Fulfillment expenses for the fourth quarter 2004 were $1.5 million as compared to $1.3 million for the fourth quarter 2003. Fulfillment expenses as a percentage of net sales for the fourth quarter 2004 decreased to 7.0% compared to 7.3% for the fourth quarter 2003. Fulfillment expenses increased to $3.5 million for the year ended December 31, 2004 as compared to $2.6 million for the year ended December 31, 2003. Fulfillment expenses as a percentage of net sales for the year ended December 31, 2004 were 6.7% as compared to 6.2% for 2003.

Marketing expenses for the fourth quarter 2004 increased 55.9% to $2.8 million from $1.8 million for the fourth quarter 2003 reflecting the Company’s focus on customer acquisition, increasing the rate of repeat sales through our e-mail and retention marketing programs, the launch of the Ashford brand of watches, and increases in on-line advertising costs. Marketing expenses for the year ended December 31, 2004 were $6.6 million as compared to $3.7 million for the year ended December 31, 2003.

General and administrative expenses were $3.0 million for the fourth quarter 2004 and for the fourth quarter 2003. As a percentage of net sales, general and administrative expenses for the fourth quarter 2004 decreased to 13.8% compared to 16.2% for the fourth quarter 2003. General and administrative expenses for the year ended December 31, 2004, exclusive of a charge for stock-based compensation expense of $4.7 million, were $9.4 million, as compared to $8.5 million for the year ended December 31, 2003.

Capital expenditures for the fourth quarter 2004 totaled $1.4 million compared to $846,000 for the fourth quarter 2003. For the year ended December 31, 2004, capital expenditures were $3.7 million as compared to $1.7 million for the year ended December 31, 2003.

Forward-Looking Statements

All statements made in this release and to be made in Odimo’s 2004 fourth quarter and year end conference call, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Odimo and the industries and markets in which Odimo operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect Odimo’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets, changes affecting the Internet and e-commerce, the ability of Odimo to develop and maintain relationships with suppliers, the ability of Odimo to timely and successfully develop, maintain and protect its technology, confidential information and product offerings and execute operationally and the ability of Odimo to attract and retain qualified personnel. More information about potential factors that could affect Odimo can be found in its reports and statements filed by Odimo with the SEC. Odimo expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Odimo.

Fourth Quarter 2004 Conference Call

Odimo Incorporated has scheduled a conference call on March 30, 2005 at 5:00 p.m. EST to discuss the company’s fourth quarter and year ended 2004 results. For access to the conference call, please call the toll-free conference number, 1-800-591-6942. The conference passcode is “92010818.” The international telephone number is 1-617-614-4909. Alternatively, for individual investors who want to listen to the call live on the Web, go to www.fulldisclosure.com. Additionally, the conference call will be broadcast live on the Web through StreetEvents (www.streetevents.com).

About Odimo

Odimo Incorporated is an online retailer of current season brand name watches and luxury goods, high quality diamonds and fine jewelry. The Company sells brand name goods at discounts to suggested retail prices, and diamonds and fine jewelry at competitive prices, and features many of the branded items available in leading department and specialty stores, as well as diamonds certified by the Gemological Institute of America (GIA).

SOURCE Odimo Incorporated
03/30/2005
CONTACT: Amerisa Kornblum, CFO of Odimo, +1-954-835-2233, or amerisa@diamond.com
Web sites: www.diamond.com, www.ashford.com and www.worldofwatches.com

ODIMO INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,
	2004	2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,663	$5,135
Restricted cash	813	645
Accounts receivable	476	372
Inventories	14,321	6,006
Deposits with vendors	660	226
Prepaid expenses and other current assets	961	593

Total current assets	18,894	12,977
PROPERTY AND EQUIPMENT — net	5,320	2,537
GOODWILL	9,792	9,792
INTANGIBLE AND OTHER ASSETS — net	6,504	5,325

TOTAL	$40,510	$30,631

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,833	$7,923
Accounts payable to related parties	5,691	1,055
Accrued liabilities	3,499	3,319
Current portion of stockholder notes	—	2,726
Bank credit facility	9,282	—

Total current liabilities	29,305	15,023
STOCKHOLDER NOTES, net of current portion.	—	2,700

Total liabilities	29,305	17,723

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $0.001 par value, 2,370 and 1,796 shares authorized, issued and outstanding at December 31, 2004 and 2003, respectively (liquidation value of $139,271 and $93,560 at December 31, 2004 and 2003, respectively)	3	2
Common stock, $0.001 par value, 4,800 shares authorized at December 31, 2004 and 4,000 shares authorized at December 31, 2003; 629 shares issued and outstanding at December 31, 2004 and 2003	1	1
Additional paid-in capital	80,074	69,262
Accumulated deficit	(68,873)	(56,357)

Total stockholders’ equity	11,205	12,908

TOTAL	$40,510	$30,631

Note: The balance sheet at December 31, 2004 and 2003 has been derived from the audited financial statements at that date.

ODIMO INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year ended Dec. 31,
	2004	2003
NET SALES	$52,244		$41,694
COST OF SALES	37,141		29,945

Gross profit	15,103		11,749

OPERATING EXPENSES:
Fulfillment	3,516		2,589
Marketing	6,629		3,709
General and administrative	14,140		8,463
Depreciation and amortization	2,749		3,024

Total operating expenses	27,034		17,785

LOSS FROM OPERATIONS	(11,931)		(6,036)
INTEREST EXPENSE, Net	(585)		(1,107)

NET LOSS	(12,516)		(7,143)
DIVIDENDS TO PREFERRED STOCKHOLDERS	(15,378)		(4,519)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(27,894)	$	(11,662)

Net loss per common share attributable to common stockholders:
Basic and diluted	$(44.35)		$(18.54)

Weighted average number of shares:
Basic and diluted	629		629

ODIMO INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter ended Dec. 31,
	(unaudited)	(unaudited)
	2004	2003
NET SALES	$21,504	$18,269
COST OF SALES	15,131	12,820

Gross profit	6,373	5,449

OPERATING EXPENSES:
Fulfillment	1,512	1,329
Marketing	2,845	1,825
General and administrative	2,962	2,955
Depreciation and amortization	764	969

Total operating expenses	8,083	7,078

LOSS FROM OPERATIONS	(1,710)	(1,629)
INTEREST EXPENSE, Net	(162)	(741)

NET LOSS	(1,872)	(2,370)
DIVIDENDS TO PREFERRED STOCKHOLDERS	(1,550)	(1,130)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,422)	$(3,500)

Net loss per common share attributable to common stockholders:
Basic and diluted	$(5.44)	$(5.56)

Weighted average number of shares:
Basic and diluted	629	629

ODIMO INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended Dec. 31,
	2004	2003

OPERATING ACTIVITIES:
Net loss	$(12,516)	$(7,143)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,749	3,024
(Gain) loss on disposal of property and equipment	(3)	12
Stock-based compensation	4,689	2
Amortization of supply agreement	84	61
Amortization of discount on stockholder notes	174	608

Changes in operating assets and liabilities:
Increase in restricted cash	(168)	(235)
(Increase) decrease in accounts receivable	(104)	(285)
(Increase) decrease in inventories	(8,315)	(1,548)
Increase in deposits with vendors	(434)	(181)
Increase in prepaid expenses and other current assets	(192)	(184)
(Decrease) increase in other assets	(2,625)	(1)
Increase (decrease) in accounts payable	2,909	4,517
Increase in accounts payable to related parties	4,636	453
Increase in accrued liabilities	180	1,628

Net cash (used in) provided by operating activities	(8,936)	728

INVESTING ACTIVITIES —
Purchase of property and equipment	(3,698)	(1,694)

FINANCING ACTIVITIES:
Proceeds from stockholder notes		3,000
Payments on stockholder notes	(2,870)	(3,900)
Net borrowings under bank credit facility	9,282
Proceeds from issuance of convertible preferred stock and warrants	2,750	500
Proceeds from issuance of common stock
Net cash provided by (used in) financing activities	9,162	(400)

DECREASE IN CASH AND CASH EQUIVALENTS	(3,472)	(1,366)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,135	6,501

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,663	$5,135

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
Interest paid	$372	$379

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of convertible preferred stock and warrants in asset purchase
Issuance of notes in asset purchase
Issuance of warrants to purchase convertible preferred stock		$436

Exchange of stockholder notes (including accrued interest of $211) for convertible preferred stock and warrants	$2,996

Fair value of supply agreement	$433